Exhibit 31.1

CERTIFICATION

I, Edward R. Grauch, Chief Executive Officer of Blonder Tongue Laboratories, Inc., certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Blonder Tongue Laboratories, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 12, 2020

/s/ Edward R .Grauch
Edward R. Grauch
Chief Executive Officer
(Principal Executive Officer)